Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
World Surveillance Group Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2011 on our audits of the consolidated financial statements of World Surveillance Group Inc. and subsidiaries for the years ended December 31, 2010 and 2009, which report appears in World Surveillance Group’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Rosen Seymour Shapss Martin & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
September 30, 2011